Exhibit 99.2

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of March 12, 2012, by and among NEC TOKIN Corporation, a Japanese corporation with its principal place of business at 7-1, Kohriyama 6-chome, Taihaku-ku, Sendai-shi, Miyagi 982-8510, Japan (the “Company”), NEC Corporation, a Japanese corporation with its principal place of business at 7-1, Shiba 5-chome, Minato-ku, Tokyo 108-8001, Japan (“NEC Corporation”), and KEMET Electronics Corporation, a Delaware corporation with its principal place of business at 2835 Kemet Way, Simpsonville, South Carolina 29681 (“Purchaser”).  The Company, NEC Corporation and Purchaser may hereafter be referred to collectively as the “Parties”, or individually as a “Party”.

RECITALS:

WHEREAS, the Company and Purchaser desire to enter into a business collaboration and the Company desires to obtain funds to repay some of its indebtedness;

WHEREAS, in furtherance thereof, the Company desires to issue and sell to Purchaser new shares of its common stock, and Purchaser is willing to acquire such new shares, all on the terms and subject to the conditions set forth in this Agreement, such that after giving effect to such sale and purchase, Purchaser will hold 51% of the outstanding shares of common stock of the Company; and

WHEREAS, in connection herewith, the Company desires to issue to NEC Corporation and NECAP shares of its new non-voting convertible preferred stock, and NEC Corporation and NECAP are willing to acquire such shares of new preferred stock, all on the terms and subject to the conditions set forth in this Agreement, such that after giving effect to such sale and purchase and Purchaser’s purchase of the new shares of common stock, NEC Corporation and NECAP will hold 66.0% of the outstanding equity securities of the Company and Purchaser will hold 34.0% of the outstanding equity securities of the Company.

AGREEMENT:

In consideration of the mutual promises, covenants and conditions hereinafter set forth, the Parties mutually agree as follows:

1.                                      Definitions.  For purposes of this Agreement, the following terms have the following meanings:

“Additional Definitive Agreement” has the meaning set forth in Section 10.4.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person.

“Antitrust Laws” has the meaning set forth in Section 3.3(a)(i).

“Audited Financial Statements” has the meaning set forth in Section 4.6.

“Battery Claims” means any third-party claims (or any third-party allegations of facts) alleging Losses, arising out of, or relating to (i) death, physical injury or damage, or the risk thereof, to any person or property caused when a product is used as intended or otherwise; or (ii) failure to comply with product warranties made in respect of all applicable contractual obligations, laws or regulations as in effect before the Closing, in each case with respect to clause (i) and (ii) for the battery products manufactured by the Company before the Closing.

“Battery Claims Losses” has the meaning set forth in Section 7.2(d).

“Closing” means the sale and purchase of the New Common Shares under this Agreement.

“Closing Date” has the meaning set forth in Section 3.1.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the common stock of the Company.

“Company Financial Statements” has the meaning set forth in Section 4.6.

“Contingent Obligation” has the meaning set forth in Section 4.14.

“Disclosure Schedules” has the meaning set forth in the preamble to Section 4.

“Employee Benefit Program” and “Employee Benefit Programs” has the meaning set forth in Section 4.18(a).

“Environmental Laws” has the meaning set forth in Section 4.21.

“FIEA” means the Financial Instruments and Exchange Act of Japan, as amended.

“Fundamental Representations” has the meaning set forth in Section 7.1.

“Governmental Body” means with respect to any nation (including, without limitation, Japan and the U.S.), state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Hazardous Materials” has the meaning set forth in Section 4.21.

“Indebtedness” has the meaning set forth in Section 4.14.

“Indemnified Party” has the meaning set forth in Section 7.5(a).

“Indemnifying Party” has the meaning set forth in Section 7.5(a).

“Insolvent” has the meaning set forth in Section 4.9.

“Intellectual Property Rights” has the meaning set forth in Section 4.20.

“Interim Financial Statements” has the meaning set forth in Section 4.6.

“Japanese GAAP” means Japanese generally accepted accounting principles, consistently applied.

“Latest Balance Sheet” has the meaning set forth in Section 4.6.

“LICA” has the meaning set forth in Section 10.1.

“Losses” means any loss, liability, damage or expense, including reasonably attorneys’ fees and expenses and amounts paid in investigation, defense or settlement thereof.

An event, violation or other matter will be deemed to have a “Material Adverse Effect” on the Company if such event, violation or other matter would be reasonably expected to be material in negative impact or amount to the Company’s business, intellectual property rights or condition, or, taken as a whole, its assets, liabilities, operations, or financial performance, or to the Company’s ability to perform its obligations under this Agreement; provided that, (i) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company-specific changes), (ii) changes in the national or world economy or national or foreign financial credit or securities markets as a whole, (iii) changes in applicable law or applicable GAAP following the date hereof, (iv) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date hereof (provided that the underlying cause of any such failure shall not be excluded from this clause (iv)), (v) acts of war, sabotage or terrorism, or any escalation or worsening of such acts, or any earthquakes, hurricanes, tornados, and other wind storms, floods or other natural disasters and (vi) any reasonably foreseeable effect resulting from, arising out of, relating to, or caused by the restructuring plan announced by the Company before the date of this Agreement shall not, in and of itself, constitute a Material Adverse Effect.

“Material Permits” has the meaning set forth in Section 4.4.

“NECAP” means NEC Capital Solutions Limited, a Japanese corporation with its principal place of business at 29-11, Shiba 5-chome, Minato-ku, Tokyo 108-0014, Japan.

“NEC Debt Obligation” means outstanding indebtedness for borrowed money owed by the Company to NEC Corporation.

“New Common Shares” has the meaning set forth in Section 2(a).

“New Preferred Shares” has the meaning set forth in Section 2(b).

“Option Agreement” shall mean that certain Option Agreement by and between NEC Corporation and Purchaser, dated as of March 1, 2012, relating to certain call options and put options of Purchaser and NEC Corporation.

‘‘Person’’ means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

‘‘Preferred Stock” means the non-voting convertible preferred stock of the Company, issued pursuant to this Agreement and the rights and preferences of which shall be set forth in Exhibit I attached hereto.

“Purchase Price” has the meaning set forth in Section 2(a).

“Restructuring Plan” has the meaning set forth in Section 3.4(b).

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the New Common Shares or the New Preferred Shares, as the context so requires.

“Stockholders’ Agreement” means that certain Stockholders’ Agreement, dated as of the date hereof, by and among the Company, NEC Corporation and Purchaser.

“Subsidiary” of a Party means a corporation, company or other entity more than 50% of whose outstanding shares or securities (representing the right for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by that Party, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

“Third-Party Claim” has the meaning set forth in Section 7.5(a).

‘‘Transaction Documents’’ means this Agreement, the schedules and exhibits attached hereto, the Stockholders’ Agreement, the Option Agreement and any Additional Definitive Agreements.

2.                                      Sale of Shares.

(a)                                 On the terms and subject to the conditions hereof, at the Closing, the Company will issue and sell to Purchaser, and Purchaser will purchase from the Company, 276,353,456 shares (the “New Common Shares”) of the Company’s Common Stock for a total purchase price of U.S. $50,000,000.00 (the “Purchase Price”), such that upon the completion of such sale, Purchaser will hold 51% of the outstanding shares of the Common Stock of the Company.  Upon receipt of the Purchase Price, the Company shall use all of the Purchase Price to permanently reduce the amount of the NEC Debt Obligation set forth on Section 2 of the Disclosure Schedules.

(b)                                 On the terms and subject to the conditions hereof, at or prior to the Closing, the Company will issue to NEC Corporation and NECAP, and NEC Corporation and NECAP will acquire from the Company 270,934,759 shares (the “New Preferred Shares”) of the Company’s Preferred Stock, at a purchase price of zero (0.0) Japanese yen per share, for a total purchase price of $0.00, pursuant to this Agreement, such that upon completion of such sale and the sale of the New Common Shares, NEC Corporation, together with NECAP, will hold 66.0% of the equity securities of the Company and Purchaser will hold 34.0% of the equity securities of the Company.

3.                                      Closing.

3.1                               Closing.  The Closing shall be held at the offices of the Company, on April 2, 2012 at 10:00 a.m. Japanese standard time, or at such other date and location as the Company, NEC Corporation and Purchaser may agree (the “Closing Date”).

3.2                               Deliveries.

(a)                                 At the Closing, Purchaser shall pay to the Company the Purchase Price for the New Common Shares issued and sold by the Company to Purchaser hereunder, by wire transfer of immediately available funds to the bank account of the Company designated by the Company in writing.  Any and all banking fees and charges (including remittance charges and lifting charges) incurred in connection with the payment of the Purchase Price shall be assumed and paid by Purchaser.  Upon receipt of the Purchase Price, the Company shall enter the name of KEMET Electronics Corporation in the shareholders registry of the Company in respect of such New Common Shares and shall deliver to Purchaser a certified copy of the Company’s shareholder registry showing Purchaser’s ownership of the New Common Shares.

(b)                                 At or prior to the Closing, NEC Corporation and the Company shall make or have made all deliveries required to complete the issuance of the Preferred Stock contemplated hereunder and the Company shall enter the name of NEC Corporation and NEACAP in the shareholders registry of the Company in respect of the New Preferred Shares and shall deliver to NEC Corporation (with a copy to Purchaser) a certified copy of the Company’s shareholders registry showing NEC Corporation’s and NECAP’s ownership of the New Preferred Shares.

3.3                               Conditions to Obligation to Close.

(a)                                 Mutual Conditions.  The respective obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions, any and all of which may be waived, in whole or in part, by Purchaser, NEC Corporation and the Company to the extent permitted by applicable law:

(i)                                     all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act or equivalent anti-trust laws of any applicable jurisdictions (collectively, the “Antitrust Laws”) shall have expired or otherwise been terminated;

(ii)                                  any and all consents (including all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution, delivery and performance of this Agreement), notices, permits, waivers, filings, necessary or appropriate for consummation of the transactions contemplated by this Agreement, shall have been obtained and/or made from or with the Governmental Bodies having competent jurisdiction; and

(iii)                               no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement and the other Transaction Documents, (B) cause any of the transactions contemplated by this Agreement and the other Transaction Documents to be rescinded following consummation, (C) adversely affect the right of Purchaser to own the New Common Shares or (D) adversely affect the right of the Company or any of its Subsidiaries to own its assets and to operate its business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(b)                                 Conditions to Obligations of Purchaser.  Purchaser’s obligation to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions, any and all of which may be waived, in whole or in part, by Purchaser to the extent permitted by applicable law:

(i)                                     the representations and warranties set forth in Section 4 and Section 5 shall be true and correct in all material respects at and as of the Closing Date (other than representations and warranties as of a specified date, which shall be true and correct in all material respects as of such date), except to the extent that such representations and warranties are qualified by the term “material,” or contain terms such as “Material Adverse Effect”, in which case such representations and warranties (as so written, including the term “material” or “Material Adverse Effect”) shall be true and correct in all respects at and as of the Closing Date;

(ii)                                  the Company and NEC Corporation shall have performed and complied with all of their covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term “material,” or contain terms such as “Material Adverse Effect”, in which case the Company and NEC Corporation shall have performed and complied with all of such covenants (as so written, including the term “material” or “Material Adverse Effect”) in all respects through the Closing;

(iii)                               The Company and NEC Corporation shall have delivered to Purchaser a certificate to the effect that each of the conditions specified above in Sections 3.3(b)(i)-(ii) is satisfied in all respects;

(iv)                              the relevant parties shall have entered into the Transaction Documents (including any Additional Definitive Agreements, as applicable) and the same shall be in full force and effect;

(v)                                 NEC Corporation and the Company shall have entered into a new term loan agreement, the material terms of which are set forth in Exhibit II and the form of which is set forth in Exhibit III attached hereto, to replace the existing loan agreement under which the Company owes to NEC Corporation the NEC Debt Obligation;

(vi)                              the Company shall have delivered to Purchaser reasonably satisfactory evidence of issuance of the New Preferred Shares to NEC Corporation and NECAP hereunder;

(vii)                           all material third-party consents (except for consents from banks or other lenders of or to the Company where NEC Corporation has agreed to provide alternative loan to the Company as of Closing), notices, permits, waivers necessary for the consummation of the transactions contemplated at the Closing (including any in respect of a change of control, if applicable) shall have been given or obtained;

(viii)                        NEC and the Company shall have delivered to Purchaser the resignation letters of the existing directors of the Company who will not hold the same position as a director of the Company after the Closing to allow the election of the four (4) new directors nominated by the Purchaser pursuant to the Stockholders’ Agreement; and

(ix)                              all actions to be taken by the Company and NEC Corporation in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Purchaser.

(c)                                  Conditions to the Company’s and NEC Corporation’s Obligations. The Company’s and NEC Corporation’s obligations to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions, any and all of which may be waived, in whole or in part, by the Company and NEC Corporation to the extent permitted by applicable law:

(i)                                     the representations and warranties set forth in Section 6 shall be true and correct in all material respects at and as of the Closing Date (other than representations and warranties as of a specified date, which shall be true and correct in all material respects as of such date), except to the extent that such representations and warranties are qualified by the term “material,” or contain terms such as “Material Adverse Effect”, in which case such representations and warranties (as so written, including the term “material” or “Material Adverse Effect”) shall be true and correct in all respects at and as of the Closing Date;

(ii)                                  Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term “material,” or contain terms such as “Material Adverse Effect”, in which case Purchaser shall have performed and complied with all of such covenants (as so written, including the term “material” or “Material Adverse Effect”) in all respects through the Closing;

(iii)                               Purchaser shall have delivered to the Company and NEC Corporation a certificate to the effect that each of the conditions specified above in Sections 3.3(c)(i)-(ii) is satisfied in all respects;

(iv)                              the relevant parties shall have entered into the Transaction Documents (including any Additional Definitive Agreements, as applicable) and the same shall be in full force and effect;

(v)                                 NEC Corporation and the Company shall have entered into a new term loan agreement the material terms of which are set forth in Exhibit II attached hereto to replace the existing loan agreement under which the Company owes to NEC Corporation the NEC Debt Obligation; and

(vi)                              all actions to be taken by Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Company and NEC Corporation.

(d)                                 Frustration of Closing Conditions.  No Party may rely on the failure of any condition set forth in this Section 3.3 if such Party’s failure to comply with any provision of this Agreement is the proximate cause of such failure of such condition.

3.4                               Pre-closing Covenants.

(a)                                 General.  Each Party, at its own cost, shall use its commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Section 3.3 (to the extent that such conditions relate to such Party)).

(b)                                 Operation of Business.  Prior to the earlier of the termination of this Agreement in accordance with its terms and the Closing Date, the Company shall continue to operate its business in accordance with past practice.  Other than pursuant to the recovery plan relating to the Company’s operations in Thailand (including such actions that are consistent with and taken in accordance with and pursuant to the restructuring plan for the Company’s operation in Japan and Thailand as announced by the Company before the date of this Agreement (the “Restructuring Plan”)), prior to the earlier of the termination of this Agreement in accordance with its terms and the Closing Date, NEC Corporation will not cause or permit the Company or any of its Subsidiaries to engage in any practice, take any action, or enter into any transaction outside the ordinary course of business without the written consent of Purchaser, such consent not unreasonably withheld or delayed.  Without limiting the generality of the foregoing, prior to the earlier of the termination of this Agreement in accordance with its terms and the Closing Date, NEC Corporation will not cause or permit the Company or any of its Subsidiaries to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, or (ii) issue any capital stock or securities or debt convertible into its capital stock, or make any commitment to effect the foregoing, except as permitted by the terms and conditions of this Agreement and the other

Transaction Documents, or (iii) amend or modify the Rules of its Board of Directors, other than as permitted by the terms and conditions of the Transaction Documents.  Notwithstanding the foregoing, the amount of the NEC Debt Obligation as of the Closing Date or the effectiveness of the Stockholders’ Agreement shall not exceed JPY 30,000,000,000 without the prior written consent of Purchaser, and the Company shall deliver a statement to Purchaser at the Closing setting forth the amount of the NEC Debt Obligation as of the Closing Date

(c)                                  NEC Corporation will cause each of the Company and its Subsidiaries to give any notices to third parties, and will cause each of the Company and its Subsidiaries to use their commercially reasonable efforts to obtain any third-party consents, permits or waivers, or to make such filings or to provide such notices referred to in Section 3.3(b)(vii) above.  Each of the Parties will (and NEC Corporation will cause each of the Company and its Subsidiaries to) give any notices to, make any filings with, and use its commercially reasonably efforts to obtain any authorizations, consents, and approvals of Governmental Bodies in connection with the matters referred to in Sections 3.3(a)(i) and 3.3(a)(ii) above.

(d)                                 Notification.  Each Party will give prompt written notice to the others of any material adverse development causing a breach of its own representations and warranties in Sections 4, 5 and 6, as applicable.  No disclosure by any Party pursuant to this Section 3.4(d), however, shall be deemed to amend or supplement the Disclosure Schedules or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

(e)                                  Regulatory Approvals.  Each of Purchaser, NEC Corporation and the Company shall (i) make all filings required or desirable of each of them or any of their respective Affiliates under the Antitrust Laws with respect to the transactions contemplated hereby as promptly as practicable and, in any event, within forty-five (45) days after the date of this Agreement with respect to filings required or desirable for the Closing, (ii) comply at the earliest practicable date with any request under any of the Antitrust Laws for additional information, documents, or other materials received by each of them or any of their respective Affiliates from any Governmental Body in respect of such filings or such transactions and (iii) cooperate with each other in connection with any such filing.

4.                                      Representations and Warranties Relating to the Company.  The Company represents and warrants to Purchaser, as of the date hereof and as of the Closing Date, that each of the following statements are correct and complete, except as set forth in the schedules accompanying this Agreement (the “Disclosure Schedules”).

4.1                               Organization and Good Standing.  Each of the Company and its Subsidiaries are corporations or other legal entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated or formed, and have the requisite corporate or other organizational power and authorization to own their properties and to carry on their business as now being conducted.  The Company has no Subsidiaries except as disclosed in Schedule 4.1 of the Disclosure Schedules.  Each of the Company and its Subsidiaries is duly qualified as a foreign corporation or other entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries are in violation of any of the provisions of their respective certificates of incorporation, bylaws or other organizational or charter documents.

4.2                               Power and Authorization.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and to issue the New Common Shares and the New Preferred Shares in accordance with the terms hereof and thereof.  The execution and delivery of this Agreement and the Transaction Documents to which it is party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the New Common Shares and the New Preferred Shares have or shall have as of the Closing been duly authorized by the Company’s board of directors and its stockholders.  This Agreement and the other Transaction Documents to which it is party have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

4.3                               Non-contravention.  The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not, and will not, (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound, or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right would not reasonably be expected to have a Material Adverse Effect, or (iii) subject to the fulfillment of the conditions set forth in Sections 3.3(a) and (c) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Body to which the Company is subject, or by which any property or asset of the Company is bound or affected, except to the extent that such violation would not reasonably be expected to have a Material Adverse Effect.

4.4                               Permits.  The Company possesses all certificates, permits, licenses and any similar authority issued by the appropriate Governmental Bodies necessary for the conduct of its business in the place and in the manner in which it is carried on at the date of this Agreement and at the date of the Closing (“Material Permits”), except where the failure to possess such Material Permits does not, individually or in the aggregate, have or would not reasonably be expected to result in a Material Adverse Effect, and the Company has not received any written notice of proceedings relating to the revocation or modification of any Material Permit.

4.5          Issuance of Shares.  The New Common Shares and the New Preferred Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens and will not be subject to preemptive or similar rights (other than those imposed pursuant to the Transaction Documents). The Company has or shall have reserved from its duly authorized capital stock the maximum number of shares of Common Stock and Preferred Stock issuable as of the Closing Date.

4.6          Financial Statements.  Set forth on Section 4.6 of the Disclosure Schedules are (a) the audited consolidated balance sheet of the Company and its Subsidiaries and related consolidated statements of income and unaudited consolidated statements of cash flows (or the equivalents) as of and for the fiscal years ended March 31, 2009, 2010 and 2011 (the “Audited Financial Statements”) and (b) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of January 31, 2012 (the “Latest Balance Sheet”) and the related statements of income and cash flows (or the equivalent) for the 10-month period then ended (together with the Latest Balance Sheet, the “Interim Financial Statements” and together with the Audited Financial Statements, the “Company Financial Statements”).  The Company Financial Statements have been prepared in all material respects in accordance with Japanese GAAP then in force, consistently applied (except that the unaudited statements may not contain all footnotes required by Japanese GAAP).  The Company Financial Statements are consistent with the books and records of the Company and its Subsidiaries (which in turn, are accurate and complete in all material respects) and present fairly in all material respects the financial position and results of operations of the Company and its Subsidiaries as of and for the periods ending on the dates of the Company Financial Statements.

4.7          Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that has not been disclosed to Purchaser or that otherwise would reasonably be expected to have a Material Adverse Effect.

4.8          Capital Stock and Related Matters.  The authorized capital stock of the Company consists of 450,000,000 shares of Common Stock as of the date hereof and will consist of 1,100,000,000 shares of Common Stock and 300,000,000 shares of Preferred Stock as of immediately prior to the Closing, and, as of the date hereof and as of immediately prior to the Closing, 265,516,066 shares of Common Stock are issued and outstanding.  As of the date hereof and as of immediately prior to the Closing, NEC Corporation and NECAP hold 265,396,066 shares and 120,000 shares, respectively, of the issued and outstanding Common Stock.  As of immediately prior to the Closing, 270,934,759 shares of Preferred Stock are outstanding.  The Company has issued no other capital stock except as expressly contemplated by the Transaction Documents and as disclosed on the corporate register for the Company as at immediately prior to the Closing date.  Except as disclosed in Section 4.8 of the Disclosure Schedules:  (A) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (B) there are no outstanding stock acquisition rights, bonds with stock acquisition rights, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the FIEA, the Securities Act or similar securities laws; (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance or transfer of the Shares; and (F) the Company does not have any stock option, stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

4.9          Material Changes; Undisclosed Events, Liabilities or Developments; Solvency.  Since the date of the latest Audited Financial Statements, except as disclosed in Section 4.9 of the Disclosure Schedules or except as required pursuant to the Transaction Document or the Restructuring Plan, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to Japanese GAAP and (C) other liabilities that would not, individually or in the aggregate, have a Material Adverse Effect, (iii) the Company has not altered its method of accounting or changed its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate. The Company has not taken any steps to seek protection pursuant to any bankruptcy or insolvency law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). “Insolvent” means (i) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (ii) the Company has negative net worth.

4.10        Absence of Litigation.  Except for those related to the Battery Claims and except as disclosed in Section 4.10 of the Disclosure Schedules and as claimant in the collection of account receivables arising in the ordinary course of action, there is no material action, suit, proceeding, inquiry or investigation before or by any Governmental Body, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or adversely affecting the Company, the Common Stock or any of its Subsidiaries or any of the Company’s or its Subsidiaries’ officers or directors (only arising out of the course of their performance of duties to the Company), whether of a civil or criminal nature or otherwise.  In this Section 4.10, the term “material” refers to actions, suits, proceedings, inquiries or investigations which could have a cost to the Company of 200 million Japanese yen or more.

4.11        Compliance. Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (i) the Company is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company in the last two years received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) the Company is not in violation of any order of any Governmental Body and (iii) the Company is not and has not been in violation of any statute, rule or regulation of any Governmental Body.

4.12        Title.  The Company and its Subsidiaries have ownership and good and marketable title to all real property and ownership and good and marketable title to all personal property, in each case that are owned by them, free and clear of all liens, encumbrances and defects, except for title retention provisions in respect of goods and materials supplied to the Company or its Subsidiaries in the ordinary course of the Company’s business, liens arising in the ordinary course of the Company’s business by operation of law and such as do not materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company and any of its Subsidiaries.  Any real property and facilities that are material to the Company and its Subsidiaries, taken as a whole, held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

4.13        Foreign Corrupt Practices. Neither the Company nor its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political parties or campaigns from corporate funds, (iii) violated or is in violation in any material respect of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or similar non-U.S. laws or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.14        Indebtedness. Except as disclosed in Section 4.14 of the Disclosure Schedules or as disclosed or provided in the Company Financial Statements and except for liabilities incurred in the ordinary course of business, the Company and each of its Subsidiaries (i) has no outstanding Indebtedness (as defined below), (ii) is not in violation of any term of and is not in default under any contract, agreement or instrument relating to any Indebtedness and (iii) is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is reasonably expected to have a Material Adverse Effect. Section 4.14 of the Disclosure Schedules sets forth the amount of the NEC Debt Obligation as of the date of the Latest Balance Sheet, if any.  For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness of such Person for borrowed money, (B) all obligations of such Person issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations of such Person with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments for the payment of which such Person is responsible or liable, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations of such Person under any leasing or similar arrangement which, in connection with Japanese GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above of other Persons secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations of such Person in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; provided that for the indebtedness referred to in clauses (A) through (H), the indebtedness is in each case in excess of $1 million;  and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

4.15        Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged in the same or similar locations; provided, however, that each of the Company and its Subsidiaries may self-insure to the same extent as other companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or each such Subsidiary, as applicable, operates.  Except as disclosed in Section 4.15 of the Disclosure Schedules, neither the Company nor any Subsidiary has been refused any insurance coverage which it sought or for which it applied during the last two (2) years.  Except those related to the Company’s operations and facilities in Thailand and the insurance coverage applied to NEC Corporation’s Affiliates and the benefit of which will not extend to the Company after the Closing, neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect; provided, however, that each of the Company and its Subsidiaries may self-insure to the same extent as other companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or each such Subsidiary, as applicable, operates.

4.16        Transactions with Affiliates.  None of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than (i) for ordinary course services as officers, directors or employees and (ii) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Company than could be obtained on an arm’s-length basis from unrelated third parties), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

4.17        Employee Relations.  The Company and its Subsidiaries believe that their relations with their employees are good.  To the knowledge of the Company, (i) no executive of the Company is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement with any other party or any restrictive covenant reasonably likely to have an Material Adverse Effect on the Company, and (ii) the continued employment of each such executive does not subject the Company to any liability with respect to any of the foregoing matters.

4.18        ERISA.

(a)           All information disclosed or made available to the Purchaser during the due diligence, together with information disclosed in Section 4.18(a) of the Disclosure Schedules, concerning the plan, arrangement or contract entered into, maintained, or otherwise contributed to by the Company providing for terms of employment, severance or retirement benefits, pension plans, termination, retention or change-in-control bonuses, deferred compensation, cash incentives, commission plans, equity or equity-based awards, employee insurance coverage, medical, dental, disability or vacation benefits or any similar compensation or welfare benefit plan under which employees of the Company or their spouses or dependents have any current, future, or contingent rights, including any plan, arrangement or contract that is covered by applicable law (individually, an “Employee Benefit Program”, collectively, the “Employee Benefit Programs”) was true and correct in material respects at the date on which it was prepared.  Except as disclosed during the due diligence or in Section 4.18(a) of the Disclosure Schedules, there are no Employee Benefit Programs under which the Company or any of its Subsidiaries may owe any material legal liability or obligation.

(b)           Except as disclosed in Section 4.18(b) of the Disclosure Schedules, each Employee Benefit Program has been maintained and administered in all material respects in accordance with its terms and conditions in compliance with all applicable laws.

(c)           No Employee Benefit Program exists that, as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated herein (whether alone or in connection with any subsequent event), will result in any payment or any increase in payment of, or accelerate the time of payment or vesting of, any compensation or benefits pursuant thereto.

(d)           Except as disclosed in Section 4.18(d) of the Disclosure Schedules, there is no insufficiency in the amount of the reserve for any Employee Benefit Program that is required or appropriate under applicable law or accounting principles.

4.19        Labor Matters. The Company and its Subsidiaries are in compliance in all material respects with all applicable national, federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.20        Intellectual Property.  To the knowledge of the Company, the Company and its Subsidiaries own, or possess adequate rights or licenses to use, all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their business as now conducted.  The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others which would reasonably be expected to result in a Material Adverse Effect.  There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights which has a reasonable likelihood of adverse determination and such determination would reasonably be expected to result in a Material Adverse Effect.  The Company is unaware of any facts or circumstances which could reasonably be expected to give rise to any of the foregoing infringements or claims, actions or proceedings.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their trade secrets, except as determined in their commercially reasonable business judgment.

4.21        Environmental Laws. The Company (i) is in compliance in material respects with applicable Environmental Laws (as hereinafter defined), (ii) has received material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance in material respects with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all applicable federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder, in each case in force or in existence as of the date hereof and as of the Closing Date. It is acknowledged by the Parties that the representations and warranties in this Section 4.21 do not include that of nonexistence of environmental contamination in any property owned by the Company.

4.22        Tax Status.  To the knowledge of the Company, the Company and each of its Subsidiaries (i) has made or filed all federal, foreign and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject which are now due and for which filing extensions have not been obtained, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

4.23        Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance or transfer of the New Common Shares to be sold to Purchaser hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

5.             Representations and Warranties of NEC Corporation.  NEC Corporation represents and warrants with respect to itself to Purchaser as of the date hereof and as of Closing Date, as set forth below.

5.1          Organization.  NEC Corporation is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or other formation.

5.2          Authorization of Transaction.  NEC Corporation has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and the other Transaction Documents to which it is party and to perform its obligations hereunder and thereunder.  This Agreement and the Transaction Documents to which it is party constitute the valid and legally binding obligations of NEC Corporation, enforceable in accordance with their respective terms and conditions, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.  NEC Corporation has, or shall have as of the Closing, obtained any authorization, consent, or approval of, or made any filing required to, any Governmental Body in order to consummate the transactions contemplated by this Agreement and the other Transaction Documents.  This Agreement and the other Transaction Documents to which NEC Corporation is party have been duly and validly approved and authorized by all necessary corporate action on NEC Corporation’s part.

5.3          Non-contravention.  Neither the execution and delivery of this Agreement and the Transaction Documents to which NEC Corporation is party, nor the consummation of the transactions contemplated hereby and thereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Body to which NEC Corporation is subject or any provision of its charter, bylaws, or other governing documents, (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which NEC Corporation is a party or by which it is bound or to which any of its assets are subject, or (C) result in the imposition or creation of a lien and any other encumbrance upon or with respect to the shares of Common Stock or Preferred Stock held by it.

5.4          Brokers’ Fees.  Except for legal fees, NEC Corporation has no liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement and the other Transaction Documents.

6.             Representations and Warranties of Purchaser.  Purchaser represents and warrants to the Company and NEC Corporation as of the date hereof and as of the Closing Date, as set forth below.

6.1          Power and Authorization.  Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or other formation.  Purchaser has the full corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is party, and this Agreement and the Transaction Documents to which it is party constitute the valid and binding obligations of Purchaser, enforceable in accordance with their respective terms and conditions, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.  The execution, delivery and performance by Purchaser of this Agreement and the other Transaction Documents to which it is party have been duly and validly approved and authorized by all necessary corporate action on Purchaser’s part.

6.2          Consents.  Purchaser has, or shall have as of the Closing, obtained all governmental, statutory, or regulatory consents or authorizations required by it to execute, deliver and perform its obligations under this Agreement.

6.3          Non-contravention.  Neither the execution and delivery of this Agreement and the Transaction Documents to which Purchaser is party, nor the consummation of the transactions contemplated hereby and thereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Body to which Purchaser is subject or any provision of its charter, bylaws, or other governing documents, (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Purchaser is a party or by which it is bound or to which any of its assets are subject.

6.4          Financial Capability.  Purchaser has, and at the Closing will have, sufficient funds available to pay the Purchase Price and any fees and expenses incurred by Purchaser in connection with the transactions contemplated by this Agreement.

7.     Remedies.

7.1          Survival.  All representations and warranties contained in or made pursuant to this Agreement or in any certificate delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period beginning on the Closing Date and ending on the 15 month anniversary of the Closing Date; provided that the representations and warranties set forth in Sections 4.1 (first sentence only), 4.2, 4.3(i), 4.3(iii), 4.5, 4.8, 5.1, 5.2, 5.3, 6.1, 6.2 and 6.3 (collectively, the “Fundamental Representations”) and corresponding representations and warranties in any certificate shall survive the execution and delivery of this Agreement and the Closing for a period beginning on the Closing Date and continuing in full force and effect until the expiration of any applicable statute of limitations (after giving effect to any extensions or waivers); provided further that the representations and warranties set forth in Section 4.21 and Section 4.22 shall terminate on the third anniversary of the Closing Date. All covenants and agreements that contemplate performance after the Closing contained herein shall survive the Closing indefinitely or for any shorter period expressly specified in accordance with their terms. Notwithstanding the preceding sentences, if notice of an indemnification claim shall have been delivered before the aforementioned time period has elapsed with respect to any breach of any such representation, warranty, covenant or agreement, such representation, warranty, covenant or agreement shall survive until such claim is finally resolved. No claim may be brought hereunder in respect of any covenant or agreement that contemplates performance entirely before or at the Closing unless such claim is brought prior to the first anniversary of the Closing Date.

7.2          Indemnification Provisions for Purchaser’s Benefit.

(a)           In the event the Company breaches (or in the event any third party alleges facts that, if true, would mean the Company has breached) any of its representations, warranties, pre-closing covenants or covenants contained in Section 2(a) or Section 3.2(a) contained herein and, provided that Purchaser makes a written claim for indemnification against NEC Corporation within the survival period, then, effective at and after the Closing and subject to the limitations and exclusions set out in this Section 7, NEC Corporation undertakes to pay to the Company the amount which would be necessary to put the Company into the financial position which would have existed had there been no breach and to indemnify Purchaser from and against the entirety of any Losses Purchaser may suffer resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach).  For the purposes of this clause (a), the representations and warranties of the Company contained in Section 4 of this Agreement shall be read as if all qualifications as to materiality, including each reference to the terms and phrases “material”, “in all material respects” or like phrases, and the defined term “Material Adverse Effect”, were deleted therefrom in determining whether there has been a breach of any such representation or warranty or in determining the amount of any Loss.

(b)           In the event NEC Corporation breaches (or in the event any third party alleges facts that, if true, would mean NEC Corporation has breached) any of its representations, warranties, and covenants contained herein and, provided that Purchaser makes a written claim for indemnification against NEC Corporation within the survival period, then NEC Corporation shall be obligated to indemnify Purchaser from and against the entirety of any Losses Purchaser may suffer resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).  For the purposes of this clause (b), the representations and warranties of NEC Corporation contained in Section 5 of this Agreement shall be read as if all qualifications as to materiality, including each reference to the terms and phrases “material”, “in all material respects” or like phrases were deleted therefrom in determining whether there has been a breach of any such representation or warranty or in determining the amount of any Loss.

(c)           Nothing in this Section 7.2 restricts or limits the Purchaser or its Affiliates’ (including, for the avoidance of doubt, the Company after the Closing) general obligation at law to mitigate any loss or damage which it may incur as a consequence of a matter giving rise to a claim.

(d)           Special Indemnities.  Without limiting the generality of the indemnity set out in Sections 7.2(a) and 7.2(b), provided that Purchaser makes a written claim for indemnification against NEC Corporation, then, effective at and after the Closing, NEC Corporation shall be obligated to pay to the Company the amount which would be necessary to put the Company into the financial position which would have existed had there been no Battery Claims, including Losses in respect of outstanding claims resulting from, arising out of, or relating to the Battery Claims, including the reasonable costs and expenses relating to the defense or settlement of any Battery Claims (collectively, “Battery Claims Losses”).  Notwithstanding the foregoing, NEC Corporation shall not be obliged to make any payment to the Company (i) in respect of Battery Claims Losses the cash payment of which has been reflected in the Company Financial Statements, (ii) in respect of those Battery Claims Losses incurred and paid to those parties in the amounts and as named and as set forth in Section 7.2(d) of the Disclosure Schedules prior to the date hereof, or (iii) if any such Battery Claims Losses are in the form of settlement money to be paid to the parties in connection with settlement agreements entered into prior to the date hereof and legal fees to be paid in connection with such settlement agreements, in the amounts and to the parties set forth in Section 7.2(d) of the Disclosure Schedules and actually paid by the Company prior to the Closing, in each case resulting from, arising out of, or relating to the Battery Claims. Notwithstanding anything to the contrary in this Agreement, the payment obligations hereunder in respect of Battery Claims Losses shall not be subject to (i) any of the limitations under Section 7.4, (ii) any limitation due to the fact the Purchaser knew or should have known about such Battery Claims or (iii) any survival period.

7.3          Indemnification Provisions for the Company’s and NEC Corporation’s Benefit.  In the event Purchaser breaches (or in the event any third party alleges facts that, if true, would mean Purchaser has breached) any of its representations, warranties, and covenants contained herein and, provided that the Company or NEC Corporation makes a written claim for indemnification against Purchaser within the survival period, then Purchaser shall be obligated to indemnify the Company and NEC Corporation from and against the entirety of any Losses the Company and NEC Corporation may suffer resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).  For the purposes of this Section 7.3, the representations and warranties of Purchaser contained in Section 6 of this Agreement shall be read as if all qualifications as to materiality, including each reference to the terms and phrases “material”, “in all material respects” or like phrases were deleted therefrom in determining whether there has been a breach of any such representation or warranty or in determining the amount of any Loss.  Nothing in this Section 7.3 restricts or limits the Company’s, NEC Corporation’s or their respective Affiliates’ general obligation at law to mitigate any loss or damage which it or they may incur as a consequence of a matter giving rise to a claim.

7.4                               Limitations on Liability.

(a)                                 Neither Purchaser nor the Company and NEC Corporation shall be entitled to assert any claim for indemnification or payment under this Section 7 with respect to a single course of conduct or related set of circumstances, occurrences or events unless the Losses arising therefrom exceed $1,000,000, in which case the Purchaser, the Company or NEC Corporation shall be entitled to claim only for the amount by which such claims exceed such deductible amount.

(b)                                 The maximum aggregate liability of the Company and NEC Corporation for indemnification claims and payment claims under Section 7.2 shall be limited to $25,000,000.

(c)                                  The maximum aggregate liability of Purchaser for all indemnification claims and payment claims under this Agreement shall be limited to $25,000,000

(d)                                 Neither Party shall be liable for any loss of profits or earnings, or any punitive, indirect, incidental or consequential damages by reason of a breach of any representation, warranty, covenant or indemnity contained herein; provided that the foregoing is not intended to limit recovery of amounts paid by an Indemnified Party in connection with the defense, settlement or other resolution of any Third-Party Claim (including any punitive, indirect, incidental or consequential damages paid by an Indemnified Person to any third party).

(e)                                  NEC Corporation shall not be liable for any claim under Section 7.2(a), (x) if and to the extent the matter is specifically provided or reserved for (and not released prior to Closing) in the Company Financial Statements; (y) to the extent that the matter giving rise to the claim would not have arisen solely but for an act before or after Closing by Purchaser or its Affiliates or a director, employee or agent of Purchaser or its Affiliates; or (z) to the extent that the matter giving rise to the claim arises wholly or partially from an event before or after Closing solely at the written request or direction of, or with the consent of Purchaser or its Affiliates or an authorized agent or adviser of Purchaser or its Affiliates.

(f)                                   Insured Claims. NEC Corporation’s liability in respect of any claim shall be reduced by an amount equal to any loss or damage to which the claim relates which has actually been recovered by the Company under a policy of insurance.

(g)                                  Disclosure Documents. Except as set forth in Section 7.2(d), NEC shall not be liable for any claim under Section 7.2 if and to the extent that the actual fact, matter, event or circumstance giving rise to such claim is fairly and reasonably disclosed on the face of the express terms of this Agreement (including the Disclosure Schedules).

7.5                               Matters Involving Third Parties.

(a)                                 If any third party notifies any Party (the “Indemnified Party”) with respect to any matter (a “Third-Party Claim”) that may give rise to a claim (including, for the avoidance of doubt, a Battery Claim) for indemnification against any other Party (the “Indemnifying Party”) under this Section 7, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that such notice shall set forth in reasonable detail such Third-Party Claim and the basis for indemnification and no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby materially prejudiced.

(b)                                 Any Indemnifying Party will have the right to defend the Indemnified Party against the Third-Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within thirty (30) days after the Indemnified Party has given notice of the Third-Party Claim that the Indemnifying Party will assume responsibility for and indemnify the Indemnified Party from and against the entirety of any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third-Party Claim and fulfill its indemnification obligations hereunder, (C) the Third-Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third-Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests or the reputation of the Indemnified Party and (E) the Indemnifying Party conducts the defense of the Third-Party Claim actively and diligently.

(c)                                  So long as the Indemnifying Party is conducting the defense of the Third-Party Claim in accordance with Section 7.5(b) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third-Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld), and (C) the Indemnifying Party will not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld).

(d)                                 In the event that the Indemnifying Party chooses to not exercise the rights under Section 7.5(b) above or any condition set forth in Section 7.5(b) (A) through (D) above is or becomes unsatisfied, (A) the Indemnified Party may defend against the Third-Party Claim in any manner it may reasonably deem appropriate (but the Indemnified Party will need to consult with, and obtain consent from (not to be unreasonably withheld), any Indemnifying Party in connection therewith), (B) the Indemnified Party will not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld), and (C) the Indemnifying

Parties will remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim to the fullest extent provided in this Section 7.

(e)                                  In the event the Indemnifying Party exercises the rights under Section 7.5(b)  but the condition in Section 7.5(b)(E) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment on or enter into any settlement with respect to, the Third-Party Claim in any manner it may reasonably deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third-Party Claim (including reasonable attorneys’ fees and expenses) and (C) the Indemnifying Parties will remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim to the fullest extent provided in this Section 7.

(f)                                   Each Party shall cooperate, and cause their respective Affiliates to cooperate, in the defense of any Third-Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

(g)                                  Notwithstanding anything to the contrary in this Section 7, the Company shall conduct the defense of the Third-Party Claim brought to it actively and diligently and shall not consent to the entry of any judgment on or enter into any settlement with respect to any Third-Party Claim without the prior written consent of NEC Corporation (not to be unreasonably withheld).

7.6                               Exclusive Remedies.  Other than in respect of claims for indemnification arising out of fraud or criminal conduct (with respect to which the claimant shall have all remedies available at law or in equity), the remedies provided in this Section 7 (subject to the limitations set forth in this Section 7) shall be the exclusive remedies for the Parties and their permitted assigns and successors for any breach or inaccuracy in any representation, warranty or statement in, or any breach, non-fulfillment or default in the performance of any of the covenants or agreements contained in this Agreement.

8.                                      Termination. Certain of the Parties may terminate this Agreement as provided below:

8.1                               Termination of Agreement.

(a)                                 The Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

(b)                                 Purchaser may terminate this Agreement by giving written notice to the Company and NEC Corporation at any time prior to the Closing in the event any of the Company or NEC Corporation has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Purchaser has notified the Company and

NEC Corporation in writing of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach;

(c)                                  The Company may terminate this Agreement by giving written notice to Purchaser at any time prior to the Closing in the event Purchaser has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Company has notified Purchaser in writing of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach;

(d)                                 NEC Corporation may terminate this Agreement by giving written notice to Purchaser at any time prior to the Closing in the event Purchaser has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, NEC Corporation has notified Purchaser in writing of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach; and

(e)                                  Any of the Company, NEC Corporation or Purchaser may terminate this Agreement if the Closing shall not have occurred on or before December 31, 2012 or such later date as the Parties may agree in writing.

8.2                               Effect of Termination.  If any Party terminates this Agreement pursuant to Section 8.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party except for any liability of any Party then in breach, including, without limitation, the obligation of such Party to satisfy its indemnification obligations pursuant to Section 7 of this Agreement.

9.                                      Other Agreements.

9.1                               Publicity.  None of the Parties to this Agreement, nor any of their respective Affiliates, shall issue any press release or otherwise make any public announcement or disclosure with respect to this Agreement or any of the transactions contemplated hereby or thereby without the prior written consent of the other Parties, such consent not unreasonably withheld, unless such disclosure is required by applicable law or by any stock exchange or any regulatory or governmental body having applicable jurisdiction, including, without limitation, U.S. federal securities laws and Japanese securities laws, in which case the Party making the announcement or disclosure shall use reasonable efforts to consult with the other Parties in advance as to its form, content and timing.

10.                               Miscellaneous.

10.1                        Dispute Resolution.  Any dispute arising out of or relating to this Agreement that cannot be resolved amicably between the Parties (including by way of escalation to the chief executive of each of the Company and Purchaser and a senior executive of NEC Corporation to facilitate such resolution) within sixty (60) days after written notice from a Party to the other Party that a dispute exists shall be finally determined before a tribunal of three arbitrators in London, England in accordance with the Commercial Arbitration Rules of the London International Court of Arbitration (the “LICA”). One arbitrator shall be selected by NEC Corporation, one arbitrator shall be selected by Purchaser and the third arbitrator shall be selected by mutual agreement of the first two arbitrators or by the LICA, if the arbitrators appointed by the Parties are unable to select a third arbitrator within thirty (30) days.  The award of arbitration shall be final and binding upon the Parties and shall not be subject to appeal to any court, and may be entered in any court of competent jurisdiction for execution forthwith.

10.2                        Governing Law.  This Agreement shall be governed in all respects by the laws of Japan without regards to the principles of conflicts of laws thereof.

10.3                        Survival.  The representations, warranties, covenants and agreements made herein shall survive the execution of this Agreement and the Closing.

10.4                        Further Assurances.  Each of the Parties shall execute such agreements, certificates, instruments and documents (including as may be required under Japanese laws or U.S. laws in connection with Share issuance or transfer and registration thereof) and perform such further acts as may be reasonably required or desirable to carry out the intent and accomplish the purpose of this Agreement and consummate the transactions contemplated hereby, including, without limitation, the negotiation in good faith and execution of any definitive agreement(s) reasonably required or desirable to allow the Company to continue to operate its business consistent with past practices (each, an “Additional Definitive Agreement”).  Any such Additional Definitive Agreement may include license agreements, transition services agreements or similar agreements with NEC Corporation or their affiliates.

10.5                        Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties.  No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

10.6                        Successors and Assigns.  Except as otherwise expressly provided herein and subject to applicable law, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties.

10.7                        Entire Agreement.  This Agreement and other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof.

10.8                        Incorporation of Exhibits, Annexes and Schedules.  The exhibits, annexes, and schedules, including, without limitation, the Disclosure Schedules, identified in this Agreement are incorporated herein by reference and made a part hereof.

10.9                        Governing Language.  This Agreement has been negotiated and executed by the Parties in English.  In the event any translation of this Agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail. For the avoidance of doubt, the documents disclosed during the due diligence or those referred to in the Disclosure Schedule may be prepared in the Japanese language.

10.10                 Expenses.  Each Party shall bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated hereby and thereby.  Except as set forth in Section 3.2, the Company shall pay all transfer agent, stamp taxes or other fees, taxes and duties levied in connection with the sale, issuance or transfer of the New Common Shares and the New Preferred Shares.

10.11                 Notices, etc.  All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or by e-mail, or three (3) days after being mailed, registered or certified mail, return receipt requested, with postage prepaid, to the address or e-mail address (as the case may be) listed for each such Party below such Party’s signature page hereto or, if any Party shall have designated a different address or e-mail address by notice to the other Party as provided by this section, then to the last address or e-mail address so designated.

10.12                 Severability.  In case any provision of this Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.  The Parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

10.13                 Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

10.14                 No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any Party.

10.15                 No Third Party Beneficiaries.  This Agreement is intended for the benefit of the Parties and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

10.16                 Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party; provided that a facsimile signature or portable document format (pdf) or equivalent signature attached to an e-mail shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf  or equivalent signature.

<signature pages follow>

IN WITNESS WHEREOF, each of the Company, NEC Corporation and Purchaser has executed this Agreement as of the day first above written.

NEC TOKIN CORPORATION

By:	/s/ SHIGENORI OYAMA
Name:	Shigenori Oyama
Title:	President

Address for Notice:	7-1, Kohriyama 6-chome
Taihaku-ku, Sendai-shi
Miyagi 982-8510, Japan

E-mail: f-katakura@ti.jp.nec.com
Attn:	General Manager, Corporate Strategy Division,
NEC Tokin Corporation

NEC CORPORATION

By:	/s/ TAKAYUKI MORITA
Name:	Takayuki Morita
Title:	Senior Vice President

Address for Notice:	7-1, Shiba 5-chome, Minato-ku, Tokyo 108-8001, Japan
E-mail: t-yamamoto@df.jp.nec.com
Attn:	General Manager, Affiliated Company Division
NEC Corporation

KEMET ELECTRONICS CORPORATION

By:	/s/ PER-OLOF LOOF
Name:	Per-Olof Loof
Title:	Chief Executive Officer

Address for Notice:	101 NE 3rd Ave., Ste. 1700
Fort Lauderdale, FL 33301 USA
E-mail: jamieassaf@kemet.com
Attn: Vice President and General Counsel